Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, without par value, of MAG Silver Corp.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  September 7, 2012

MASON HILL ADVISORS LLC

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager

EQUINOX ASSET MANAGEMENT LLC

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager

EQUINOX PARTNERS, L.P.

By:	Equinox Asset Management LLC,
General Partner

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager

MASON HILL PARTNERS, LP

By:	Equinox Asset Management LLC,
General Partner

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Manager

EQUINOX ILLIQUID GENERAL PARTNER, LP

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Authorized Signatory

EQUINOX ILLIQUID FUND, LP

By:	Equinox Illiquid General Partner, LP,
General Partner

By:	/s/ Sean M. Fieler
	Name:	Sean M. Fieler
	Title:	Authorized Signatory

/s/ Sean M. Fieler
SEAN M. FIELER